UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

MODERNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Binney Street
Cambridge, MA	02142
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 714-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 30, 2025, the Company held its previously announced 2025 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. The final voting results for the Annual Meeting are as follows:

Proposal 1. Election of directors.

By the vote reflected below, the Company’s stockholders elected each of the following individuals to serve as a Class I director for a three-year term expiring at the Company’s 2028 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified, or such director’s earlier death, resignation or removal:

	For	Against	Abstain	Broker Non-Votes
Noubar Afeyan	218,591,950	32,090,888	165,376	43,297,659
Stéphane Bancel	245,520,033	5,181,986	146,195	43,297,659
François Nader	195,448,269	55,235,719	164,226	43,297,659

Proposal 2. Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers. The result of the stockholders’ vote with respect to the approval of the compensation of the named executive officers was as follows:

Votes For	Votes Against	Abstain
192,290,267	56,521,269	2,036,678

There were 43,297,659 broker non-votes on the proposal.

Proposal 3. Ratification of appointment of independent registered public accounting firm.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025, with the votes cast as follows:

Votes For	Votes Against	Abstain
290,655,137	3,233,780	256,956

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2025		MODERNA, INC.

	By:	/s/ Shannon Thyme Klinger
Shannon Thyme Klinger
Chief Legal Officer